TROUTMAN SANDERS LLP

                                ATTORNEYS AT LAW
                              THE CHRYSLER BUILDING
                              405 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10174
                             www.troutmansanders.com
                             TELEPHONE: 212-704-6000
                             FACSIMILE: 212-704-6288

                                December 29, 2005


Cadence Resources Corporation
34110 Copper Ridge Drive, Suite 100,
Traverse City, Michigan 49684

Ladies and Gentlemen:

      We have acted as counsel to Cadence Resources Corporation, a Utah corporation (the "Company"), in connection with the Company's filing of a Registration Statement on Form SB-2 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the resale of an aggregate of 14,143,391 shares (the "Registered Shares") of its common stock, par value $.01 per share (the "Common Stock"), by investors named therein (the "Selling Shareholders"). Of the Registered Shares: (i) 9,598,391 shares (the "Issued and Outstanding Registered Shares") are currently issued and outstanding; (ii) 4,320,000 shares (the "Warrant Shares") are issuable upon the exercise of certain warrants (the "Warrants"); and (iii) 225,000 shares (the "Option Shares") are issuable upon the exercise of certain options (the "Options").

      In connection with the foregoing, we have examined originals or copies, satisfactory to us, of: (i) the Registration Statement, including the form of prospectus included therein; (ii) certain resolutions of the Board of Directors of the Company, or a certificate of the Secretary of the Company, regarding the authorization of the Registered Shares, and the Warrants and Options pursuant to which certain of the Registered Shares are issuable; (iii) the form of the Warrants; (iv) the form of the Options; (v) the Company's Restated Articles of Incorporation; (vi) the Company's By-laws; and (vii) a certificate as of a recent date from the State of Utah concerning the good standing of the Company as a corporation in Utah.

      We have also reviewed such other matters of law as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Company.

      We have also assumed that: (i) all Registered Shares have been or will be issued and sold in compliance with applicable federal and state securities laws;
(ii) at the time of any offering or sale of any shares of Common Stock, the Company will have such number of shares of Common Stock authorized or created and available for issuance as may be offered and sold and as are issuable upon the conversion, exchange or exercise of any shares of Common Stock that may be offered and sold; (iii) there shall be no change in law affecting the validity of any of the shares of Common Stock (between the date hereof and the date of issuance and sale of such shares of Common Stock); and (iv) all parties to agreements involving the issuance or sale of the shares of Common Stock will perform their obligations thereunder in compliance with the terms of such documents.

      Based upon and subject to the foregoing, we are of the opinion that: (i) the Issued and Outstanding Registered Shares are legally issued, fully paid and non-assessable shares of Common Stock; (ii) the Warrant Shares will be, upon the issuance thereof in accordance with the terms of the Warrants, legally issued, fully paid and non-assessable shares of Common Stock; and (iii) the Option Shares will be, upon the issuance thereof in accordance with the terms of the Options, legally issued, fully paid and non-assessable shares of Common Stock.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption "Legal Matters" in the prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Commission promulgated pursuant to Section 7 of the Act or
Item 509 of Regulation S-B promulgated under the Act.

      We are members of the Bar of the State of New York and do not hold ourselves out as being experts on laws other than laws of the State of New York and the laws of the United States of America. To the extent our opinion is based on Utah corporate law we have relied on an unofficial compilation of the Utah Revised Business Corporation Act.

                                                     Very truly yours,

                                                     /s/ Troutman Sanders LLP

                                                     TROUTMAN SANDERS LLP